EXHIBIT 10
FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

AND

STATE OF MICHIGAN

OFFICE OF FINANCIAL AND INSURANCE REGULATION

LANSING, MICHIGAN

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In the Matter of	)	CONSENT ORDER
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MONROE BANK & TRUST	)	FDIC-10-163b
MONROE, MICHIGAN	)
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(STATE CHARTERED	)
INSURED NONMEMBER BANK))
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Monroe Bank & Trust, Monroe, Michigan (“Bank”), having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices alleged to have been committed by the Bank, and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b), and under § 2304 of the Banking Code of 1999, Mich. Comp Laws § 487.12304, regarding hearings before the Office of Financial and Insurance Regulation for the State of Michigan (“OFIR”), and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT  ORDER (“STIPULATION”) with representatives of the Federal Deposit Insurance Corporation (“FDIC”) and the OFIR, dated July 12, 2010, whereby, solely for the purpose of this proceeding and without admitting or denying the charges of unsafe or unsound banking practices relating to capital, earnings, and asset quality, the Bank consented to the issuance of a CONSENT ORDER (“ORDER”) by the FDIC and the OFIR.
The FDIC and the OFIR considered the matter and decided to accept this STIPULATION
Having also determined that the requirements for issuance of an order under 12 U.S.C. § 1818(b) and under Section 2304 of the Banking Code of 1999, Mich. Comp. Laws 487.12304 have been satisfied, the FDIC and OFIR HEREBY ORDER that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), and its successors and assigns, take affirmative action as follows:

CAPITAL
1.           (a)           Within 90 days from the effective date of this ORDER, the Bank shall have and maintain its level of Tier 1 capital as a percentage of its total assets (“capital ratio”) at a minimum of 8.0 percent and its level of qualifying total capital as a percentage of risk-weighted assets (“total risk based capital ratio”) at a minimum of 11.0 percent. For purposes of this ORDER, Tier 1 capital, qualifying total capital, total assets, and risk-weighted assets shall be calculated in accordance with Part 325 of the FDIC Rules and Regulations (“Part 325”), 12 C.F.R. Part 325.
(b)           Within 180 days of the effective date of this ORDER, the Bank shall increase and maintain its capital ratio at a minimum of 9% and its total risk-based capital ratio at a minimum of 12%.
(c)           If, while this ORDER is in effect, the Bank increases capital by the sale of new securities, the board of directors of the Bank shall adopt and implement a plan for the sale of such additional securities, including the voting of any shares owned or proxies held by or controlled by them in favor of said plan.  Should the implementation of the plan involve public distribution of Bank securities, including a distribution limited only to the Bank’s existing shareholders, the Bank shall prepare detailed offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and other material disclosures necessary to comply with Federal securities laws.  Prior to the implementation of the plan and, in any event, not less than 20 days prior to the dissemination of such materials, the materials used in the sale of the securities shall be submitted to the FDIC Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429 and to the OFIR Securities Section, 611 W Ottawa, Lansing, MI, 48933 for review.  Any changes requested to be made in the materials by the FDIC or the OFIR shall be made prior to their dissemination.

(d)           In complying with the provisions of this paragraph, the Bank shall provide to any subscriber and/or purchaser of Bank securities written notice of any planned or existing development or other changes which are materially different from the information reflected in any offering materials used in connection with the sale of Bank securities.  The written notice required by this paragraph shall be furnished within 10 calendar days of the date any material development or change was planned or occurred, whichever is earlier, and shall be furnished to every purchaser and/or subscriber of the Bank’s original offering materials.

LOSS CHARGE-OFF
2.           As of the effective date of this Order, the Bank shall charge off from its books and records any loan classified “Loss” pursuant to the Report of Examination (“ROE”)of the Bank dated October 26, 2009, that has not already been charged-off.

PROHIBITION OF ADDITIONAL LOANS TO CLASSIFIED BORROWERS
3.           (a)           As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who is already obligated in any manner to the Bank on any extensions of credit (including any portion thereof) that has been charged off the books of the Bank or classified “Loss” in the ROE, so long as such credit remains uncollected.
(b)           As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower whose loan or other credit has been classified “Substandard” or “Doubtful”  in the ROE, and is uncollected, unless the Bank’s board of directors has adopted, prior to such extension of credit, a detailed written statement giving the reasons why such extension of credit is in the best interest of the Bank.  A copy of the statement shall be signed by each Director, and incorporated in the minutes of the applicable board of directors’ meeting. A copy of the statement shall be placed in the appropriate loan file.

REDUCTION OF DELINQUENCIES AND CLASSIFIED ASSETS
4.           (a)           Within 60 days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to, a written plan to reduce the Bank’s risk position in each asset in excess of $1,000,000 which is more than 90 days delinquent or classified “Substandard” or “Doubtful” in the ROE. The plan shall include, but not be limited to, provisions which:
(i)	Prohibit an extension of credit for the payment of interest, unless the Board provides, in writing, a detailed explanation of why the extension is in the best interest of the Bank;
(ii)	Provide for review of the current financial condition of such delinquent or classified borrower, as defined above, including a review of borrower cash flow and collateral value;
(iii)	Delineate areas of responsibility for loan officers;
(iv)	Establish dollar levels to which the Bank shall reduce delinquencies and classified assets within 6 and 12 months from the effective date of this ORDER; and
(v)	Provide for the submission of monthly written progress reports to the Bank’s board of directors for review and notation in minutes of the meetings of the board of directors.
(b)           As used in this paragraph, “reduce” means to: (1) collect; (2) charge off; (3) sell; or (4) improve the quality of such assets so as to warrant removal of any adverse classification by the FDIC and the OFIR.
(c)           A copy of the plan required by this paragraph shall be submitted to the Regional Director of the FDIC (“Regional Director”) and Chief Deputy Commissioner of the OFIR (“Chief Deputy Commissioner”).
(d)           While this ORDER remains in effect, the plan shall be revised to include assets in excess of $1 million which become more than 90 days delinquent after the effective date of this ORDER or are adversely classified at any subsequent examinations.

DIVIDEND RESTRICTION
5.           As of the effective date of this ORDER, the Bank shall not declare or pay any dividend without the prior written consent of the Regional Director and Chief Deputy Commissioner.

ALLOWANCE FOR LOAN AND LEASE LOSSES
6.           (a)           After the effective date of this ORDER, and prior to the submission of all Reports of Condition and Income required by the FDIC, the board of directors of the Bank shall review the adequacy of the Bank’s ALLL, provide for an adequate ALLL, and accurately report the same. The minutes of the board meeting at which such review is undertaken shall indicate the findings of the review, the amount of increase in the ALLL recommended, if any, and the basis for determination of the amount of ALLL provided.  In making these determinations, the board of directors shall consider the FFIEC Instructions for the Reports of Condition and Income and any analysis of the Bank’s ALLL provided by the FDIC or OFIR.

(b)           ALLL entries required by this paragraph shall be made prior to any capital determinations required by this ORDER.

PROFIT PLAN AND BUDGET
7.           (a)           Within 60 days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to a written profit plan and a realistic, comprehensive budget for all categories of income and expense for calendar years 2010 and 2011.  The plans required by this paragraph shall contain formal goals and strategies, consistent with sound banking practices, to reduce discretionary expenses and to improve the Bank’s overall earnings; and shall contain a description of the operating assumptions that form the basis for major projected income and expense components; and shall identify the major areas in, and means by which, earnings will be improved and expenses reduced..
(b)           Within 30 days from the end of each calendar quarter following completion of the profit plans and budgets required by this paragraph, the Bank’s board of directors shall evaluate the Bank’s actual performance in relation to the plan and budget, record the results of the evaluation, and note any actions taken by the Bank in the minutes of the board of directors’ meeting at which such evaluation is undertaken.
(c)           A written profit plan and budget shall be prepared for each calendar year for which this ORDER is in effect.
(d)           Copies of the plans and budgets required by this paragraph shall be submitted to the Regional Director and Chief Deputy Commissioner.

NOTIFICATION TO SHAREHOLDER
8.           Following the effective date of this ORDER, the Bank shall send to its shareholder, a copy of this ORDER: (1) in conjunction with the Bank’s next shareholder communication; or (2) in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting.

MONITORING
9.           Within 30 days from the effective date of this ORDER, the Bank’s board of directors shall have in place a program that will provide for monitoring of the Bank’s compliance with this ORDER.

PROGRESS REPORTS
10.         Within 30 days from the end of each calendar quarter following the effective date of this ORDER, the Bank shall furnish to the Regional Director and Chief Deputy Commissioner written progress reports signed by each member of the Bank’s board of directors, detailing the actions taken to secure compliance with the ORDER and the results thereof.
The effective date of this ORDER shall be 10 days after the date of its issuance by the FDIC and the OFIR.
The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.
The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provision has been modified, terminated, suspended, or set aside by the FDIC and the OFIR.

Pursuant to delegated authority.

Dated:  July 12, 2010

/s/ M. Anthony Lowe	/s/ Stephen R. Hilker
M. Anthony Lowe	Stephen R. Hilker
Regional Director	Chief Deputy Commissioner
Chicago Regional Office	Office of Financial and Insurance Regulation
Federal Deposit Insurance Corporation	State of Michigan